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                              LINE OF CREDIT NOTE
                                                                   EXHIBIT 10.18

                                                             St. Louis, Missouri
$4,000,000.00 and interest                                           May 1, 1996

      On Demand, and if no demand be made, then on the 31st day of December, 1996, the undersigned promise(s) to pay to the order of SOUTHWEST BANK OF ST. LOUIS, St. Louis, Missouri, 63110-3498 (herein called "Bank") at its office in said City or to such other place as the holder hereof shall from time to time designate, the principal sum of FOUR MILLION AND 00/100 Dollars, or the then outstanding and unpaid principal balance of the sums advanced hereunder together with accrued interest. Each borrowing hereunder shall bear interest from the date advanced by Bank at the rate of 0.875% in excess of Southwest Bank of St. Louis' Prime Rate, to be adjusted with each change thereto, payable monthly, and shall be calculated on the actual number of days on the basis of a year of 360 days. This note shall bear interest after maturity at the rate of three percent (3%) over the stated rate. As used herein, the term "Prime Rate" shall mean the rate of interest announced from time to time by the Bank as its "Prime Rate", such term being used only as a reference rate and not necessarily representing the lowest rate charged to any customer of the Bank. In the event the Bank ceases to use the term "Prime Rate" in setting a base rate for commercial loans, the term "Prime Rate" as used herein shall be determined by reference to the rate used by the Bank as its base rate of interest for commercial loans.

      Until the occurrence of any event of default herein described or any default or any event which with the passage of time or giving of notice, or both, would constitute a default under any agreements listed below, or the maturity of this note, whether by acceleration or otherwise, the undersigned may borrow and repay and re-borrow such amounts, hereunder, except that each advance or repayment will be in a minimum amount of ONE THOUSAND AND 00/100 Dollars or any multiples thereof, but not exceeding the maximum amount set forth above. Unless otherwise instructed by the undersigned, all advances under this note will be credited to checking account No. 01-269-6 carried on the books of Bank in the name of Talx Corporation and the undersigned agrees that Bank may make advances at its discretion, upon oral instructions of any of the undersigned or upon occurrence of an overdraft in said checking account.

      Upon the occurrence of any of the following events of default: failure of the undersigned to make any payments required hereunder or comply with any of the provisions contained in this note or any other obligations of the undersigned to Bank or to any other party, and the continuation of such default following applicable notice and cure rights, if any, or death, dissolution, termination of existence, insolvency, failure to pay debts as they mature, appointment of a receiver of any part of the property of, an assignment for the benefit of creditors, or the commencement of any proceedings under bankruptcy or insolvency laws, by or against any of the undersigned, then or at any time thereafter, this note and all other obligations of each of the undersigned to the Bank shall, at the option of Bank, become due and payable without notice or demand and no further advances will thereafter be made by Bank under the terms of this note. Furthermore, Bank reserves the right to offset without notice all funds or other property held by Bank against matured debts owing to Bank by undersigned. The undersigned will pay on demand all costs of collection, legal expenses and attorney's fees incurred or paid in collecting or enforcing this note including representation in any bankruptcy or insolvency proceedings and whether or not any lawsuit is ever filed with respect thereto. Each of the undersigned hereby waives presentment, protest, demand, notice of dishonor or default and consents to any and all renewals, extensions, and/or the release of any collateral or party directly or indirectly liable for the payment hereof, all without notice to and without affecting the liability of any of the undersigned. As used herein "undersigned" shall mean each maker and each endorser, and each jointly and severally, agrees to all the provisions hereof. This note shall be governed by the laws of the State of Missouri and shall bind the undersigned and shall inure to the benefit of the Bank and any holder hereof.

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      In addition to all other rights and security of Bank, security for this note and all other indebtedness owing to Bank:

Security Agreements dated 8/2/94 covering Accounts Receivable, Inventory and Equipment.
Limited Guaranty Agreement dated 1/24/95 in the amount of $400,000 executed by William W. Canfield and William W. Canfield Revocable
Trust dated 9/1/82.
Limited Guaranty Agreement dated 8/2/94 in the amount of $1,500.000 executed by William W. Canfield and William W. Canfield Revocable Trust dated 9/1/82 secured by Pledge Agreement dated 8/2/94 covering assignment of Annuity and Pledge Agreement dated 8/2/94 covering Portfolio of rare U.S. Coin Collection.
Pledge Agreement dated 8/2/94 executed by William W. Canfield covering
  Assignment of Life Insurance Policy on the life of William W. Canfield
  Limited Guaranty Agreements dated 4/25/95 and 6/29/95 in the amount of $500,000 executed by William W. Canfield and William W. Canfield Revocable Trust dated 9/1/82.

      ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

      Signature(s) below constitutes execution of note and acknowledgement of copy of note.

                                       TALX CORPORATION

                                       By:
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                                          William W. Canfield, President

                                       Address: 1850 Borman Court
                                                St. Louis. MO 63146-4126

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